CANCELLATION OF DISTRIBUTION USAGE RIGHTS AGREEMENT

This Cancellation of **DISTRIBUTION USAGE RIGHTS AGREEMENT dated 1st June 2016** (**"Cancellation"**) is made effective as of the 14th December 2018 between **Golden Matrix Group Inc.** ("GMGI") of 3651 Lindell Road, Ste D131 Las Vegas NV 89103 USA and **Globaltech Software Services LLC.** ("Globaltech") of Flat 10 B, Sussex Court, 120 Caine Road, Mid Levels, Hong Kong.

RECITALS:

The Parties entered into a "**DISTRIBUTION USAGE RIGHTS AGREEMENT**", dated 1st June 2016 (the "DISTRIBUTION USAGE RIGHTS AGREEMENT").

In Terms of the **DISTRIBUTION USAGE RIGHTS AGREEMENT,** Globaltech, was granted the rights to utilize the Company's credit management system and Social Gaming Systems and Technology.

In Terms of the **DISTRIBUTION USAGE RIGHTS AGREEMENT,** Globaltech was to pay a setup fee and a usage fee defined as a percentage of the Net Win generated by the Social Games running on GMGI's Technology. The usage fee was to be a minimum of $10,000 per month and accrued against further usage.

Whilst Globaltech has integrated the Company's systems into its social platform, it has as yet not launched the commercial product.

The Parties each have proprietary technology with respect to Social Gaming Platforms and content.

The parties have had discussion with Amazon with regard to utilizing their proprietary platform technology under the name of Gamesparks.

The parties have concluded that the best way forward for all parties would be to enter into a co-operation agreement and incorporate Amazon (Gamesparks) wherein all parties will contribute technology resulting in a State of the Art Social gaming platform.

The parties have agreed to suspend any further minimum monthly charges beginning 1st December 2018 and to work together and enter into a Co-operation agreement with new terms to be determined in the coming months.

The Parties wish to therefore cancel the "**DISTRIBUTION USAGE RIGHTS AGREEMENT**", effective 1st December 2018, pursuant to the terms of this Cancellation and to work together in drawing up a Co-operation agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed to cancel the DISTRIBUTION USAGE RIGHTS AGREEMENT.

Golden Matrix Group Inc.

By: ______________________ Director: Anthony Goodman,

Globaltech Software Services LLC.

By: ______________________ Managing Member: James Young